UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2009

Hill-Rom Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1069 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 30, 2009, the Board of Directors of Hill-Rom Holdings, Inc. (the "Company") amended the Company’s Amended and Restated Code of By-Laws (the "Bylaws"). A new Section 4.17 was added to Article 4 of the Bylaws to opt out of new subsection 23-1-33-6(c) of the Indiana Business Corporation Law (the "IBCL"), which became effective on July 1, 2009. The new subsection of the IBCL mandates that an Indiana corporation must, at all times, have a staggered board of directors unless the board expressly elects in the corporation’s bylaws not to be governed by the subsection. The amendment to the Company's Bylaws constitutes the Company's election not to be governed by the subsection. This amendment to the Bylaws will not affect the current structure of the Company’s Board of Directors.

The Bylaws, as amended, are filed as Exhibit 3 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is filed herewith:

3 Amended and Restated Code of By-Laws of Hill-Rom Holdings, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hill-Rom Holdings, Inc.

August 4, 2009	By:	/s/ Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hill-Rom Holdings, Inc.

August 4, 2009	By:	/s/ Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

3	Amended and Restated Code of By-Laws of Hill-Rom Holdings, Inc.